NOTE PURCHASE AGREEMENT

     THIS NOTE PURCHASE AGREEMENT (the "Agreement") is dated as of May 22, 2001 (the "Effective Date") by and between EXELIXIS, INC., a Delaware corporation having its principal place of business at 170 Harbor Way, P.O. Box 511, South San Francisco, California 94083-0511 (the "Company") and PROTEIN DESIGN LABS, INC., a Delaware corporation having its principal place of business at 34801 Campus Drive, Fremont, California 94555-3606 (the "Holder").

                                    RECITALS
     A. Pursuant to the terms of the Convertible Note (the "Note"), dated as of even date herewith between the Company and the Holder, the Holder has loaned to the Company the principal sum of Thirty Million Dollars ($30,000,000) (the "Principal Amount").


     B. The Company has agreed to issue the Note pursuant to the terms set forth in this Agreement.


     NOW, THEREFORE, in consideration of the premises and promises herein contained and in order to induce the Holder to loan to the Company the Principal Amount, the Company agrees with the Holder as follows:


1.     AUTHORIZATION  AND  SALE  OF  NOTES

     1.1 AUTHORIZATION OF NOTES. On or before the date hereof the Company shall authorize the issuance of the Note in the form attached to this Agreement as Exhibit A in the Principal Amount.

     1.2 SALE OF NOTE. Subject to the terms and conditions hereof, the Company will issue and sell to the Holder, and the Holder will purchase from the Company for the Principal Amount, the Note. The Note and the shares of common stock of the Company (the "Shares") issued upon conversion of the Note are sometimes collectively referred to herein as the "Securities."


2.     CLOSING  DATE;  DELIVERY

     2.2 CLOSING DATE. Subject to the terms and conditions of this Agreement, the purchase and sale of the Note hereunder shall take place at 3:00 p.m. local time at the offices of the Company, on the date hereof or at such other time and place as the Company and the Holder may agree (the "Closing"). The date of the Closing is hereinafter referred to as the "Closing Date."

     2.3 DELIVERY. At the Closing, the Company will deliver to the Holder the Note against payment of the Principal Amount therefor by wire transfer in immediately available funds:

          Bank:  Silicon  Valley  Bank,  Santa  Clara,  CA
          ABA  Routing:  121-140-399
          Acct  Number:  33001-60643

3.     REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY

     The  Company  represents  and  warrants  to  the  Holder  as  follows:

     3.1     ORGANIZATION  AND  STANDING.  The  Company:

     (a) is a corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights, and privileges, and in good standing under the laws of the State of Delaware; and

     (b) has the corporate power and corporate authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

     3.2 AUTHORIZATION AND VALIDITY. All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution, delivery, and performance of all of the Company's obligations under this Agreement, the Note and all documents, instruments and agreements executed in connection therewith (the "Loan Documents") and for the authorization, issuance, and delivery of the Note has been taken and the Loan Documents constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     3.3 CORPORATE POWER. The Company has all requisite legal and corporate power and authority to execute and deliver the Loan Documents, to sell and issue the Note hereunder, and to carry out and perform its obligations under the Loan Documents.

     3.4 VALIDITY OF SECURITIES. The Securities, when issued, sold, and delivered in compliance with the terms and for the consideration expressed in this Agreement, will be duly authorized and validly issued (including without limitation, but subject to the accuracy of the representations of Holder herein, issued in compliance with all applicable federal and state securities laws), fully paid and nonassessable. The Securities will be free and clear of all liens and encumbrances other than any liens or encumbrances created by or imposed thereon by the Holder; provided, however, that the Securities shall be subject to restrictions on transfer under state and/or federal securities laws. The Securities are not subject to any preemptive rights or rights of first refusal. The Shares have been duly authorized and reserved for issuance upon conversion of the Note. The certificate evidencing the Shares will be in due and proper form.

     3.5 SECURITIES LAW COMPLIANCE. Subject to the accuracy of the representations and warranties of the Holder set forth in Section 4, the offer, issue, and sale of the Securities are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, (the "Securities Act") and the qualification requirements, if any, of applicable state securities laws.

     3.6  NO  CONFLICT.  The  execution,  delivery,  and performance of the Loan
Documents, the sale and issuance of the Note and the consummation of the transactions contemplated hereby and thereby will not (a) result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any provision of the Company's Certificate of Incorporation or Bylaws; (ii) any provision of any judgment, decree, or order to which the Company is a party or by which it is bound; (iii) any material contract, obligation, or commitment to which the Company is a party or by which it is bound; or (iv) any material statute, rule, or governmental regulation applicable to the Company, (b) (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under applicable securities laws), or (ii) result in the imposition or creation of (or the obligation to create or impose) a lien under, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

     3.7 PROPERTIES. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that is material to the business of the Company and its subsidiaries, in each case free and clear of all liens and defects, except as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

     3.8 SEC FILINGS, FINANCIAL STATEMENTS. The Company has filed with the Securities and Exchange Commission (the "SEC") all required quarterly reports on Form 10-Q and annual reports on Form 10-K, registration statements, documents, and reports required to be filed by it with the SEC or, if not required to be filed, such other reports and documents as have otherwise been filed by the Company (collectively, the "SEC Reports"). To the knowledge of the Company, all of the SEC Reports complied as to form, when filed, in all material respects with the applicable provisions of the Securities Act, and the Securities Exchange Act of 1934, as amended. As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements (including notes thereto) contained in the SEC Reports (a) was prepared in accordance with generally accepted accounting principals applied on a consistent basis throughout the periods involved (except as indicated in the notes thereto) and
(b) fairly presented the financial position of the Company as at the respective dates thereof.

     3.9 NO MATERIAL ADVERSE CHANGES. Since the filing of the Company's Registration Statement on Form S-4, other than as set forth in the Company's SEC Reports, (a) there has not occurred any material adverse change: (i) in the financial condition or operations of the Company and its subsidiaries, taken as a whole, or (ii) in the capital stock or long-term debt of the Company or any of its subsidiaries, taken as a whole, except as contemplated under this Agreement or development, that would reasonably be expected to involve a material adverse change in the financial condition or operations of the Company and its subsidiaries, taken as a whole; (b) the Company and its subsidiaries, taken as a whole, have not sustained any material loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree; and (c) since the date of the latest consolidated balance sheet included in the SEC Reports, except as reflected therein, the Company has not
(A) issued any securities other than the issuance of securities pursuant to the grant of or the exercise of options granted under stock option plans or agreements existing prior to the date of the latest consolidated balance sheet included in the SEC Reports, or (B) declared or paid any dividend or made any distribution on any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of capital stock, except to the extent provided under any stock option plans or agreements existing prior to the latest date of the consolidated balance sheet included in the SEC Reports.

4.     REPRESENTATIONS  AND  WARRANTIES  OF  THE  HOLDER

     Holder  hereby  represents  and  warrants  to  the  Company  as  follows:

     4.1 AUTHORIZATION. When executed and delivered by the Holder, and assuming execution and delivery by the Company, the Agreement will constitute a valid obligation of such Holder, enforceable in accordance with its terms.

     4.2 BROKERS AND FINDERS. Holder has not retained any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement.

     4.3 INVESTMENT. This Agreement is made with the Holder in reliance upon its representations to the Company, which by the Holder's execution of this Agreement Holder hereby confirms, that the Securities to be received by the Holder will be acquired for investment for the Holder's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Holder further represents that it has no contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Securities.

     4.4 NO REGISTRATION. Holder understands and acknowledges that the offering of the Securities pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(2) of the Securities Act, and that the Company's reliance upon such exemption is predicated upon Holder's representations set forth in this Agreement

     4.5 LIMITATIONS ON TRANSFERABILITY. Holder covenants that in no event will it dispose of any of the Securities (other than pursuant to Rule 144 promulgated by the SEC under the Securities Act ("Rule 144") or any similar or analogous rule) unless and until (i) Holder shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, Holder shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company and the Company's counsel, in the reasonable exercise of their judgment, to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and any applicable state, local, or foreign law has been taken. Notwithstanding the limitations set forth in the foregoing sentence, if Holder is a limited liability company or a partnership it may transfer Securities to its members or constituent partners or a retired partner of such partnership who retires after the date hereof, or to the estate of any such member or partner or retired partner or transfer by gift, will, or intestate succession to any such member's or partner's spouse or lineal descendants or ancestors without the necessity of registration or opinion of counsel if the transferee agrees in writing to be subject to the terms of this Agreement to the same extent if such transferee were a Holder; provided, however, that Holder hereby covenants not to effect such transfer if such transfer either would invalidate the securities laws exemptions pursuant to which the Securities were originally offered and sold or would itself require registration under the Securities Act or applicable state securities laws. Each certificate evidencing the Securities transferred as above provided shall bear the appropriate restrictive legends set forth in Sections 7.6 and 7.7(a) below, except that such certificate shall not bear such legend if the transfer was made in compliance with Rule 144 or if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act.

     4.6 EXPERIENCE. Holder represents that: (i) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; (ii) it has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to purchase the Securities; (iii) it has had the opportunity to discuss the Company's business management, and financial affairs with its management, (iv) it has the ability to bear the economic risks of its prospective investment; and (v) it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss on its investment.

     4.7 ACCREDITED HOLDER. Holder presently qualifies, and will as of the Closing Date qualify, as an "accredited investor" within the meaning of Regulation D of the rules and regulations promulgated under the Securities Act.

5.     CONDITIONS  OF  THE  HOLDER'S  OBLIGATIONS  AT  CLOSING

The obligations of the Holder under Section 1 of this Agreement are subject to the fulfillment at or before the Closing of the following conditions, any of which may be waived by the Holder:

     5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 3 shall be true on and as of the Closing with the same effect as if made on and as of the Closing.

     5.2 PERFORMANCE. The Company shall have performed or fulfilled all agreements, obligations, and conditions contained in the Loan Documents and required to be performed or fulfilled by the Company before the Closing.

6.     CONDITIONS  OF  THE  COMPANY'S  OBLIGATIONS  AT  CLOSING

     The obligations of the Company under Section 1 of this Agreement are subject to the fulfillment at or before the Closing of the following condition, which may be waived in writing by the Company:

     6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Holder contained in Section 4 shall be true on and as of the Closing with the same effect as if made on and as of the Closing.

7.     MISCELLANEOUS

     7.1 GOVERNING LAW. This Agreement shall be governed by, and be construed in accordance with, the laws of the State of California, excluding those laws that direct the application of the laws of another jurisdiction.

     7.2 SURVIVAL; TERMINATION. The warranties and representations of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for until the earlier of: (a) the payment in full of all outstanding principal and interest under the Note, or (b) the conversion of the Note into Shares, provided, however, that such representations and warranties need only be accurate as of the date of such execution and delivery and as of the Closing. This Agreement shall be terminated and of no further force and effect upon earlier of: (a) the payment in full of all outstanding principal and interest under the Note, or (b) the conversion of the Note into Shares.

     7.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

     7.4  ENTIRE  AGREEMENT;  INDEMNITY;  WAIVER.

          (A) ENTIRE AGREEMENT. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and supersede any and all prior and contemporaneous agreements, understandings, discussions and correspondence.

          (B) WAIVER. Holder's failure, at any time or times hereafter, to requirestrict performance by the Company of any provision of this Agreement shall not waive, affect or diminish any right of the Holder thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Holder of a default under the Agreement or a default under any of the other Loan Documents shall not suspend, waive or affect any other default under this Agreement or any other default under any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of the Company contained in this Agreement or any of the other Loan Documents and no default under this Agreement or default under any of the other Loan Documents shall be deemed to have been suspended or waived by the Holder unless such suspension or waiver is in writing signed by an officer of the Company, and directed to the Holder.

     7.5 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by Federal Express or other national overnight delivery service or otherwise delivered by hand or by messenger, addressed (a) if to the Holder, at Holder's address set forth below or at such other address as the Holder shall have furnished to the Company in writing or (b) if to any other holder of any Note, at such address as such holder shall have furnished the Company in writing or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Note who has so furnished an address to the Company, or (c) if to the Company, at its address set forth below, or at such other address as the Company shall have furnished to the Holder.

        Holder:                              Company:
        Protein  Design  Labs,  Inc.         Exelixis,  Inc.
        34801  Campus  Drive                 170  Harbor  Way
        Fremont,  CA  94555-3606             P.  O.  Box  511
        Attn:  General  Counsel              South San Francisco, CA  94083-0511
                                             Attn:  General  Counsel

     7.6 CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES
OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE.

     7.7  LEGENDS.

     (A) All certificates for the Securities shall bear a legend substantially similar to the following:

     "The securities represented hereby have not been registered under the Securities Act of 1933, as amended ("Securities Act"). Such securities may not be transferred unless a Registration Statement under the Act is in effect as to such transfer or, in the opinion of counsel for the Company, registration under the Act is unnecessary in order for such transfer to comply with the Act or unless sold pursuant to Rule 144 of the Act."

     (B) The certificates evidencing the Securities shall also bear any legend required pursuant to any state, local, or foreign law governing such securities.

     7.8 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                             COMPANY:
                                             EXELIXIS,  INC.,
                                             a  Delaware  corporation

                                             _________________________________
                                             George  A.  Scangos
                                             Chief  Executive  Officer



                                             HOLDER:
                                             PROTEIN  DESIGN  LABS,  INC.,
                                             a  Delaware  corporation

                                             _________________________________
                                             Laurence  Jay  Korn
                                             Chairperson  and  Chief  Executive
                                             Officer